EXHIBIT 10.4

FIRST ADDENDUM TO

SENIOR EXECUTIVE TERMINATION BENEFITS AGREEMENT

THIS FIRST ADDENDUM TO SENIOR EXECUTIVE TERMINATION BENEFITS AGREEMENT (this “Addendum”) dated as of December 8, 2009 is made and entered into by and between Darling International Inc., a Delaware corporation (the “Company”), and John O. Muse (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive entered into that certain Amended and Restated Senior Executive Termination Benefits Agreement dated as of January 15, 2009 (the “Agreement”); and

WHEREAS, the Agreement terminates on December 31, 2009; and

WHEREAS, the Company and Executive desire to extend the term of the Agreement for an additional one year period and to eliminate the provisions contained in Section 10 regarding payment of excise taxes;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive do hereby agree to the following:

A G R E E M E N T:

1.           Amendment of Termination Date.  The termination date set forth in Section 9 of the Agreement shall be extended by a period of one year so that the Agreement shall now terminate on December 31, 2010.

2.           Elimination of Excise Tax Payment Provision.  Section 10 of the Agreement shall be amended and restated in its entirety so that it now reads as follows:

10.           Certain Additional Payments.

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3.           Defined Terms.  Capitalized terms used but not defined in this Addendum shall have the same meanings assigned to them in the Agreement.

4.           No Other Amendment.  The Agreement has been modified only to the extent specifically and expressly provided above.  All other terms and conditions of the Agreement are ratified and remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Executive have executed this Addendum on the dates set forth below.

COMPANY:	EXECUTIVE:

DARLING INTERNATIONAL INC.

By:

/s/ Randall C Stuewe	/s/ John O. Muse
Randall C. Stuewe	John O. Muse
Chief Executive Officer
Date of Signing: December 8, 2009	Date of Signing: December 9, 2009